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                                                                    EXHIBIT 23.1

                        [Letterhead of Deloitte & Touche]

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on Willis Group Holdings Limited dated February 13, 2001, except for Notes 1 and 21, as to which the date is October 29, 2001, which appears in Amendment No. 2 to Registration Statement No. 333-72459 of Willis Group Holdings Limited on Form F-1 dated November 8, 2001.

/s/ Deloitte & Touche

DELOITTE & TOUCHE


November 21, 2001